Exhibit 4.5

SECOND AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This Second Amendment to the Registration Rights Agreement (this “Amendment”) is entered into effective as of November 24, 2025 by and among Georgia Banking Company, Inc. (as successor in interest to Wingshooter Acquisition Corp.), a Georgia corporation (the “Company”), and each of the investors listed on Schedule A hereto (each an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company and the Investors are parties to those certain Registration Rights Agreements, each dated December 31, 2020, as amended by that certain First Amendment to Registration Rights Agreement, dated November 20, 2024 (the “Registration Rights Agreements”), pursuant to which the Company granted to the Investors and any subsequent Holder (as defined in the respective Registration Rights Agreements) certain rights in respect of the registration of the Company’s securities issued or issuable to each Investor; and

WHEREAS, the Company and the Investors have agreed to amend the Registration Rights Agreements as provided for herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

1.             Amendment of Section 1. Section 1 of the Registration Rights Agreements, definition of Filing Deadline, is hereby amended and restated to read as follows:

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the date that is the sixth (6th) anniversary of the Closing Date;1 provided that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

2.             Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Registration Rights Agreements, each of which is hereby ratified and reaffirmed and shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

3.             Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed but one and the same agreement.

4.             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

1 The sixth anniversary of the Closing Date is February 17, 2027.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories, as of the date first indicated above.

COMPANY:

GEORGIA BANKING COMPANY, INC.

By:	/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.
Chief Executive Officer

[Signature Page to Second Amendment to Registration Rights Agreements]

INVESTORS:

FINANCIAL HYBRID OPPORTUNITY FUND LLC,		FINANCIAL HYBRID OPPORTUNITY SPV I LLC,
a Delaware limited liability company		a Delaware limited liability company

	FJ CAPITAL MANAGEMENT LLC,		FJ CAPITAL MANAGEMENT LLC,
	Managing Member		Managing Member

By:	/s/ Martin Friedman	By:	/s/ Martin Friedman
Name:	Martin Friedman	Name:	Martin Friedman
Title:	Managing Member	Title:	Managing Member

FINANCIAL OPPORTUNITY FUND LLC,
a Delaware limited liability company

FJ CAPITAL MANAGEMENT LLC,
Managing Member

By:	/s/ Martin Friedman
Name:	Martin Friedman
Title:	Managing Member

[Signature Page to Second Amendment to Registration Rights Agreements]

PATRIOT FINANCIAL PARTNERS III, L.P.

By:	/s/ James F Deutsch
James Deutsch, Managing Partner

[Signature Page to First Amendment to Registration Rights Agreements]

/s/ Bartow Morgan, Jr.
Bartow Morgan, Jr.

[Signature Page to First Amendment to Registration Rights Agreements]

/s/ J. Bradford Smith
J. Bradford Smith

[Signature Page to First Amendment to Registration Rights Agreements]

SCHEDULE A

Investors

Bartow Morgan, Jr.

Financial Hybrid Opportunity Fund LLC

Financial Hybrid Opportunity SPV I LLC, a Delaware limited liability company

Financial Opportunity Fund LLC, a Delaware limited liability company

J. Bradford Smith

Patriot Financial Partners III, L.P.